Exhibit (d)(6)

No. 001	OFS CREDIT COMPANY, INC.	1,000,000 Shares
Incorporated under the Laws of the State of Delaware

Preferred Stock	Par Value $.001 Per Share

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

THIS CERTIFIES THAT CEDE & CO IS THE OWNER OF 1,000,000 FULLY PAID AND NON-ASSESSABLE SHARES OF 8.00% SERIES G TERM PREFERRED STOCK DUE 2030, WITH A PAR VALUE OF $.001 PER SHARE, OF OFS CREDIT COMPANY, INC. (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated: April 1, 2025

OFS CREDIT COMPANY, INC. CORPORATE SEAL DELAWARE
Secretary		Chief Executive Officer

Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act - Custodian

TEN ENT	tenants by the entireties	(Cust) (Minor)

JT TEN	as joint tenants with right of	Under Uniform Gifts to Minors
	survivorship and not as tenants in common	Act:
(State)

Additional Abbreviations may also be used though not in the above list.

IMPORTANT NOTICE

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights, and the variations in rights, preferences and limitations determined for each series, which are fixed by the certificate of incorporation of the Corporation, as amended, and the certificate of designation for each series, and the resolutions of the board of directors of the Corporation, and the authority of the board of directors to determine variations for future series. Such request may be made to the office of the secretary of the Corporation or to the transfer agent. This Certificate and the shares of Preferred Stock represented hereby are issued and shall be held subject to all the provisions of the charter and bylaws of the Corporation and all amendments thereto (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

RESTRICTED LEGENDS

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASE (I) AND (II) IN ACCORDANCE WITH ANY APPLICABLE FEDERAL SECURITIES LAWS AND THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND SUBJECT TO THE CORPORATION’S RIGHT PRIOR TO ANY SUCH TRANSFER PURSUANT TO CLAUSE (I) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.  IN ADDITION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF ANY APPLICABLE RESALE RESTRICTIONS REFERRED TO ABOVE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
For Value Received,                              the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the Preferred Stock represented by this Certificate, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.